Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition by Kevcorp Services, Inc. (“the Company”) of all the common stock of American Hyperbaric, Inc. (“AHI”) pursuant to the merger of AHI and the Company, whereby AHI is the surviving entity, using the purchase method of accounting, after giving effect to the other pro forma adjustments described in the accompanying notes. The Company is providing this pro forma financial information to aid in your analysis of the financial condition and results of operations of the Company following the merger. This pro forma financial information is derived from the unaudited financial statements of the Company and AHI for the three months ended September 30, 2005. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and equity transactions as if they had each occurred on September 30, 2005 and combines the effect of these transactions with the unaudited condensed consolidated historical balance sheet of the Company as of September 30, 2005. The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2005 and for the year ended June 30, 2005, assumes that the merger was effected on July 1, 2004. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger and other equity transactions had each been effected on the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma adjustments are based on the information and assumptions available as of December 7, 2005.

Pro Forma Condensed Consolidated Balance Sheet

	Historical at September 30, 2005
	Kevcorp Services, Inc. (Unaudited)	American Hyperbaric, Inc. (Unaudited)	Notes	Pro Forma Adjustments	Pro Forma (Unaudited)
ASSETS
Current Assets
Cash	$1,147	$1,869,054	(2)	$(425,000)	$1,445,201
Accounts receivable	—	3,053,414		—	3,053,414
Advanced deposit - equipment lease	13,328	—		—	13,328
Other current assets	—	31,835		—	31,835

	14,475	4,954,303		(425,000)	4,543,778

Property and Equipment - net of accumulated depreciation and amortization	—	2,366,347		—	2,366,347

Other Assets
Investment in subsidiary	—	—	(1)	11,100,484	—
			(3)	(11,100,484)
Due from affiliates	—	862,064		—	862,064

	$14,475	$8,182,714		$(425,000)	$7,772,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current installments of obligations under capital leases	—	739,935		—	739,935
Accounts payable and accrued expenses	5,451	371,381		—	376,832
Due to affiliates	—	456,859		—	456,859

	5,451	1,568,175		—	1,573,626

Long-Term Debt and Other Non-Current Liabilities
Long-term debt - 10% unsecured convertible debentures	—	1,900,000		—	1,900,000
Capital leases - net of current maturities	—	909,012		—	909,012

	—	2,809,012		—	2,809,012

Minority Interest in Consolidated Subsidiaries	—	719,614		—	719,614

Stockholders’ Equity
Common stock	25,296	111,005	(1)	111,005	120,005
			(2)	(16,296)
			(3)	(111,005)
Additional paid-in capital	125,837	3,937,444	(1)	10,989,479	3,512,468
			(2)	(408,704)
			(3)	(10,989,479)
			(3)	(142,109)
Accumulated (deficit)	(142,109)	(962,536)	(3)	142,109	(962,536)

	9,024	3,085,913		(425,000)	2,669,937

	$14,475	$8,182,714		$(425,000)	$7,772,189

Notes to Pro Forma Condensed Consolidated Balance Sheet

		Kevcorp Services, Inc. (Unaudited)	American Hyperbaric, Inc. (Unaudited)	Pro Forma (Unaudited)
(1)	Reflect investment in subsidiary as a result of reverse acquisition - issued 111,004,840 shares at market price of $0.10 per share

	Investment in subsidiary	11,100,484	—	11,100,484
	Common stock	(111,005)	—	(111,005)
	Additional paid-in capital	(10,989,479)	—	(10,989,479)

(2)	Purchase and cancel 16,296,050 shares of common stock of Kevcorp Services, Inc.

	Common stock	16,296	—	16,296
	Additional paid-in capital	408,704	—	408,704
	Cash	(425,000)	—	(425,000)

(3)	Reflect elimination of investment in subsidiary and equity section of Kevcorp Services, Inc.

	Investment in subsidiary	(11,100,484)	—	(11,100,484)
	Common stock	111,005	—	111,005
	Additional paid-in capital	10,989,479	—	10,989,479
	Accumulated deficit	(142,109)	—	(142,109)
	Additional paid-in capital	142,109	—	142,109

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The pro forma statement of operations set forth below is of limited use because it includes the operations of American Hyperbaric, Inc. (“AHI”) and the operations of the Company for the three month period ended September 30, 2005. The acquisition of the Company is not expected to generate any goodwill or other intangibles. Accordingly, the accompanying pro forma financial statements do not reflect any amounts allocated to such intangibles or amortization thereof. Such amounts, if any, to the extent ultimately determined, and the amortization applicable thereto, may materially affect these pro forma financial statements.

Pro Forma Condensed Consolidated Statement of Operations

	Historical For the Three Months Ended September 30, 2005
	Kevcorp Services, Inc. (Unaudited)	American Hyperbaric, Inc. (Unaudited)	Notes	Pro Forma Adjustments	Pro Forma (Unaudited)
Revenues	$15,500	$876,742		$—	$892,242

Cost of Sales and Expenses	29,113	1,063,654		—	1,092,767

Loss from Operations	(13,613)	(186,912)		—	(200,525)

Other Income (Expenses)
Interest (expense)	—	(375,065)		—	(375,065)
Minority interest in net income of consolidated subsidiaries	—	(29,875)		—	(29,875)

	—	(404,940)		—	(404,940)

Net Loss	$(13,613)	$(591,852)		$—	$(605,465)

Net Loss Per Common Share
Basic and diluted	$—		(1)		$(0.01)

Weighted Average Outstanding Shares
Basic and diluted	25,296,050		(1)		120,004,840

Notes to Pro Forma Condensed Consolidated Statement of Operations

(1)	Purchase and cancel 16,296,050 shares of common stock of Kevcorp Services, Inc.

Pro Forma Condensed Consolidated Statement of Operations

	Historical For the Year Ended June 30, 2005	Historical For the Period From May 25, 2005 (Inception) to June 30, 2005
	Kevcorp Services, Inc. (Unaudited)	American Hyperbaric, Inc. (Unaudited)	Notes	Pro Forma Adjustments	Pro Forma (Unaudited)
Revenues	$107,986	$—		$—	$107,986

Cost of Sales and Expenses	148,624	69,573		—	218,197

Loss from Operations	(40,638)	(69,573)		—	(110,211)

Other Income (Expenses)
Interest (expense)	—	(301,111)		—	(301,111)
Forgiveness of debt	9,432	—		—	9,432

	9,432	(301,111)		—	(291,679)

Net Loss	$(31,206)	$(370,684)		$—	$(401,890)

Net Loss Per Common Share
Basic and diluted	$—		(1)		$—

Weighted Average Outstanding Shares
Basic and diluted	25,296,050		(1)		120,004,840

Notes to Pro Forma Condensed Consolidated Statement of Operations

(1)	Purchase and cancel 16,296,050 shares of common stock of Kevcorp Services, Inc.